Exhibit 10.1


   September 8, 1998



   PERSONAL AND CONFIDENTIAL
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   Mr. Ivor J. Evans
   13108 Conway Grove Lane
   St. Louis, MO  63141

   Dear Ike:

   As we discussed in connection with your joining us as President and Chief Operating Officer of Union Pacific Railroad, this confirms that you are guaranteed a bonus of $300,000 for 1999, payable following the end of the year. In addition, in the event you are involuntarily terminated within three years of the date you commence employment, otherwise than for cause, you will be entitled to a severance payment of two years' salary and bonus (not including signing bonus) and early vesting of the Retention Stock awarded to you in connection with your joining Union Pacific. For this purpose, cause shall mean the willful engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

   If you concur with the above, please sign the second copy of this letter and return it to me.

   Sincerely,


   /s/  Dick Davidson
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   DICK DAVIDSON




   Approved:   /s/ IVOR J. EVANS           Dated:      September 8, 1998
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